                                                                 EXHIBIT 10(M)

                        EMPLOYEE CONSULTING AGREEMENT
                        -----------------------------

         This Employee Consulting Agreement (this "Agreement"), dated as of January 25, 1994, is made by and between Scott Paper Company, a Pennsylvania corporation (the "Company"), and Philip E. Lippincott, a resident of the Commonwealth of Pennsylvania (the "Executive").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, the Executive wishes to retire as a full-time employee and resign as Chairman of the Board of Directors, as a Director, and as Chief Executive Officer, of the Company, effective on April 1, 1994 (the "Resignation Date"), and the Company is willing to accept the Executive's resignation;

         WHEREAS, the Company recognizes the valuable services that the Executive has rendered to the Company and that the Executive's expertise and knowledge in the business of the Company will be of value to the Company in formulating future business decisions;

        WHEREAS, the Company wishes to retain the Executive for a period of two (2) years after his retirement from full-time employment referenced above to provide, from time to time, consulting services in accordance with this Agreement;

         WHEREAS, the Executive agrees to be a part-time employee of the Company for either 20 months or 24 months at his discretion, and to provide consulting services to the Company in accordance with this Agreement;

         WHEREAS, the Executive wishes to retire as a part-time employee of the Company effective either November 30, 1995, or March 31, 1996, at the Executive's choice (the date chosen by the Executive to be referred to herein as the "Retirement Date"), such choice to be communicated by the Executive in writing to the Company by October 31, 1995, and the Company and the Executive wish to specify the terms and conditions applicable to such retirement;

         NOW, THEREFORE, for and in consideration of the above mentioned premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 RESIGNATION
                                 -----------

          1.1 Resignation Date. The Executive hereby resigns, effective as of
              ----------------
the Resignation Date, as Chairman of the Board of Directors of the Company, as a Director of the Company, and as Chief Executive Officer of the Company and from any and all other director, executive, or officer positions that the Executive may hold with the Company or any subsidiary or affiliate thereof.

          1.2 Consideration Prior to the Resignation Date. The Executive shall
              -------------------------------------------
continue to receive through and including the Resignation Date the base salary, annual performance plan bonuses (which will be calculated on a pro rata basis through the Resignation Date), and customary benefits that the Executive has been receiving prior to the Resignation Date, including coverage under the Company's disability pay plan and eligibility under the Company's savings plan. As a part-time employee, the Executive shall not receive, after the Resignation Date, any additional grants of stock options, restricted stock, or other awards under the Company's 1989 Stock Option and Restricted Stock Plan (the "1989 Stock Plan") or under any successor or other plan. Moreover, disability pay and savings plan contributions will cease after the Resignation Date.

          1.3 Certain Benefits after the Resignation Date. After the
              -------------------------------------------
Resignation Date, the Executive and any eligible dependents shall be provided with the employee benefits and plan coverages set forth in Exhibit A. Effective as of the Resignation Date, the Executive shall not be entitled as a part-time employee to any employee benefits and plan coverages except those set forth in Exhibit A or otherwise specifically provided for herein nor shall the Executive receive any compensation, including base salary and annual performance plan bonuses, after the Resignation Date, except as provided herein.

          1.4 Designation of Retirement Date. The Executive (or, if the
              ------------------------------
Executive has died or is disabled from being able to make the decision, the Executive's beneficiary or personal representative) may designate either November 30, 1995, or March 31, 1996, as the date he will fully retire from the Company by communicating the designation in writing to the Company on or before October 31, 1995. If a timely designation is not so made of the Retirement Date, the Retirement Date shall be March 31, 1996.

          1.5 Determination of Equivalency. Inasmuch as the Executive may
              ----------------------------
choose either November 30, 1995 or March 31, 1996, as the Retirement Date, the Parties agree that the choice of November 30, 1995 should cost the Company no more, and no less, than the choice of March 31, 1996. Accordingly, if November 30,

1995 is chosen instead of March 31, 1996, (1) the Net Present Value ("NPV") will be determined of differences in costs to the Company caused thereby with respect to the Executive's compensation between the Resignation Date and the Retirement Date, and the cost of his benefits after the Retirement Date under the Company's Retirement Plan for Salaried Employees ("Trust"), the Company's Program for Individual Deferred Compensation Arrangements ("PIDCA"), and the Company's Supplemental Executive Retirement Plan ("SERP"), (2) the NPV calculations will be made during November 1995, using interest rates determined per the Company's regular procedure in place on the effective date of this Agreement, and (3) the sum of the NPV's will be netted against the final payment of Base Pay to be made to the Executive on November 30, 1995, as provided in Section 2.2. An illustrative calculation is included as Exhibit C. If the Executive dies after the Resignation Date, but prior to the Retirement Date, determination of survivor benefits will be as specified in the Trust and the SERP, and an additional amount will be provided by the PIDCA equal to the difference in value between (1) the combined NPV of the Executive's benefits under the Trust, SERP, and PIDCA had the Retirement Date been March 31, 1996, and (2) the combined NPV of the death benefits provided in respect of the Executive under the Trust and SERP on the date of the Executive's death. In the event of the Executive's death between the Resignation Date and the Retirement Date, the Executive's surviving spouse will have the option to elect a single-payment distribution in lieu of any other benefits under both the SERP and the PIDCA. The NPV of the difference in cost to the Company caused by the Executive's death between the Resignation Date and the Retirement Date with respect to his compensation, and his benefits under the Trust, SERP and PIDCA will be determined using interest rates determined per the Company's regular procedure in place on the effective date of this Agreement. The sum of the NPV's will be netted against a final payment of Base Pay covering the period between the Executive's death and March 31, 1996.

                                 ARTICLE II

                             CONSULTING SERVICES
                             -------------------

          2.1 Description of Services. For the period beginning on the
              -----------------------
Resignation Date and ending on the Retirement Date (the "Consulting Period"), the Executive shall be available to provide such consulting services to the Company as the Board of Directors, or the Chief Executive Officer, of the Company reasonably and from time to time may request (the "Consulting Services"). The Executive shall use his best efforts, and shall take all actions reasonably necessary, to further the interests and business of the Company in the performance of the Consulting Services.

          2.2 Base Pay Consideration. In consideration of the Executive
               ----------------------
agreeing to provide the Consulting Services and in consideration of the covenants and agreements of the Executive set forth in Article IV hereof, the Company shall pay to the Executive an annual salary of $635,000 in equal bi-weekly installments covering the period beginning on April 1, 1994, and ending on the Retirement Date. If the Retirement Date is November 30, 1995, an additional Final Payment equal to four months' pay ($211,667), but subject to modification pursuant to Section 1.5, will be made on the Retirement Date.

          2.3 Allowance. Upon presentation by the Executive to the Company of
              ---------
documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request, the Company will reimburse the Executive for office facilities, equipment and/or secretarial assistance; provided that such reimbursement shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate.

          2.4 Expenses. The Company shall reimburse the Executive for all
              --------
reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his Consulting Services or in furtherance of any other duties, responsibilities, or services requested by the Company, upon presentation by the Executive to the Company of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request.

          2.5 Status as a Part-Time Employee. The parties hereby acknowledge
              ------------------------------
that in the course of performing the Consulting Services to be rendered hereunder until the Retirement Date, the Executive shall be considered a part-time employee of the Company.

          2.6 Additional Availability. If the Retirement Date is November 30,
              -----------------------
1995, the Executive nevertheless shall be available to provide Consulting Services as an independent contractor, if required by the Company, through March 31, 1996, for no additional compensation or consideration other than that provided herein.

          2.7 Indemnification. In carrying out his obligations under this
              ---------------
Agreement, the executive shall be considered an "authorized representative" under the Company's indemnification bylaw. In addition, the Indemnification Agreement between the Executive and the Company dated April 21, 1987, shall continue in effect until the termination of this Agreement.

                                 ARTICLE III

                                 RETIREMENT
                                 ----------

          3.1 Retirement. The Executive hereby retires from the employment of
              ----------
the Company, effective as of the Retirement Date. Upon retirement, the Executive and any qualifying dependents shall remain eligible for employee benefits and plan coverages in accordance with Article I hereof.

          3.2 Stock Options. As a part-time employee of the Company through
              -------------
the Retirement Date, the stock options granted to the Executive under the Company's 1986 Stock Option and Restricted Stock Plan ("1986 Stock Plan") and the 1989 Stock Plan as of the date hereof shall continue to vest and be or become exercisable in accordance with their terms and the terms of the 1986 Stock Plan and the 1989 Stock Plan as if the Executive had been a full-time employee of the Company through the Retirement Date. After the Retirement Date, all such options shall be exercisable in accordance with their terms and the terms of the 1986 Stock Plan and 1989 Stock Plan as currently in effect on the date hereof as if the Executive first retired as a full-time employee from the Company on the Retirement Date.

          3.3 Calculation of Pension. The Executive shall earn retirement age
              ----------------------
and service credit under the Company's Trust and SERP through the Retirement Date, and actuarial penalties that will be incurred by the Executive because of the Executive's retiring prior to age 62 will be offset in their entirety under the PIDCA. Consequently, if the Retirement Date is November 30, 1995, the Executive shall receive a combined pension from the Trust, SERP and PIDCA of Five Hundred Twenty Thousand Two Hundred Thirty-Six Dollars ($520,236) per year unless, in accordance with the terms of the SERP, the Executive elects a lump sum distribution (such lump sum to be determined in accordance with the Company's procedures in effect on the effective date of this Agreement, taking into account interest rates on the date of the calculation which will be made during the month following the Executive's Retirement Date) in full satisfaction of the Company's obligation under the SERP, in which case the Executive will receive a combined pension from the Trust and PIDCA of One Hundred Twenty Thousand Three Hundred Twelve Dollars ($120,312) per year. If the Retirement Date is March 31, 1996, the Executive shall receive a combined pension from the Trust, SERP, and PIDCA of Five Hundred Twenty-Five Thousand ($525,000) per year unless, in accordance with the terms of the SERP, the Executive elects a lump sum distribution (such lump sum to be determined in accordance with the Company's procedures in effect on the effective date of this Agreement, taking into account interest rates on the date of the calculation) in full satisfaction of the Company's obligation under the SERP, in which case the Executive will receive a combined pension from the Trust and PIDCA of One Hundred Fourteen Thousand Seventy-Two Dollars ($114,072) per year.

                                 ARTICLE IV

                      CONFIDENTIALITY, NON-COMPETITION
                      --------------------------------

         The Company's standard form Employment Agreement (attached hereto as Exhibit B) contains provisions regarding confidential information and non-competition. The Executive and the Company hereby agree that the terms of such form agreement contained in paragraphs 1 through 7 and 10 and 11 thereof, but excluding specifically paragraphs 8 and 9 thereof, are hereby incorporated into this Agreement in their entirety and made a part hereof. The Executive hereby also agrees that in lieu of any compensation that would otherwise have been paid under paragraph 8 of such form agreement, the consideration being paid hereunder and supporting this Agreement shall be deemed to satisfy any obligation that would otherwise have arisen in the circumstances contemplated by said paragraph 8.

                                  ARTICLE V

                                  RELEASES
                                  --------

          5.1 The Executive's Release. In exchange for and in consideration of
              -----------------------
the benefits and promises set forth in this Agreement, and except as set forth in the last sentence of this Section 5.1, the Executive hereby unconditionally releases, acquits and discharges (a) the Company and any subsidiary or affiliate thereof, (b) the past and present officers, directors, agents, employees and assigns of the Company and any subsidiary or affiliate thereof, and (c) all persons, business entities, and corporate entities identified in interest with any of such persons, jointly and individually, of and from all actions, causes of action, claims, demands, obligations, liabilities, or controversies, known or unknown, which the Executive has or may have against any of such persons by reason of or relating to any cause, action, or event whatsoever from the beginning of the world to the date hereof, including, without limitation, any actions, causes of action, claims, demands, obligations, liabilities or controversies arising out of, or relating to, the Executive's employment with, or resignation or retirement from, the Company and any subsidiary or affiliate thereof. This release includes but is not limited to any and all claims of alleged employment discrimination, including age, race, sex, national origin, non-job-related handicap, religious, or any other type of discrimination, under any federal, state or local law, including but not limited to claims actionable under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and the Rehabilitation Act of 1973. The Executive understands and agrees that this release shall bind his assigns, heirs, executors, beneficiaries, trustees and administrators, and inure to the benefit of the predecessors, successors and assigns of the Company and any subsidiary or affiliate thereof and each past and present employee, officer, or director of the Company and any subsidiary or affiliate thereof. The Executive understands further that the consideration for his agreeing to this release consists of the benefits and promises of the Company provided in this Agreement and that no other promise or agreement of any kind has been made to or with the Executive by any person or entity whatsoever to cause the Executive to sign this release or this Agreement. Notwithstanding any provision in this Agreement to the contrary, the release set forth in this Section 5.1 shall not include any claims of the Executive arising due to the non-performance by the Company of any of its contractual obligations under this Agreement.

          5.2 The Company's Release. In exchange for and in consideration of
              ---------------------
the benefits and promises set forth in this Agreement, the Company hereby unconditionally releases, acquits and discharges the Executive of and from all actions, causes of action, claims, demands, obligations, liabilities, or controversies, known or unknown, which the Company may have against the Executive by reason of or relating to any cause, action or event whatsoever from the beginning of the world to the date hereof; provided, however, that
                                                    --------  -------
such release shall not include any claims which the Company may have against the Executive due to the non-performance by the Executive of his obligations under this Agreement. The Company understands and agrees that this release shall bind the predecessors, successors, assigns of the Company, and inure to the benefit of the assigns, heirs, executors, beneficiaries, trustees and administrators of the Executive. The Company understands further that the consideration for its agreeing to this release consists of the benefits and promises of the Executive provided in this Agreement and that no other promise or agreement of any kind has been made to or with the Company by any person or entity whatsoever to cause the Company to sign this release or this Agreement.

                                 ARTICLE VI

                          TERMINATION OF AGREEMENT
                          ------------------------

         In consideration of the covenants and agreements set forth herein, the Company and the Executive hereby agree that the Executive Employment Agreement between the Executive and the Company, dated as of September 18, 1984, is hereby terminated as of the date hereof, and all other agreements (other than this Agreement and the Indemnification Agreement referenced in Section 2.7) or understandings that may exist between the Executive and the Company or any subsidiary or affiliate thereof are hereby terminated as of the Resignation Date (except for any provisions (e.g., indemnification provisions) that, in accordance with their terms, survive such termination).

                                 ARTICLE VII

                                 TERMINATION
                                 -----------

          7.1 Termination for Cause. Notwithstanding anything in this
              ---------------------
Agreement to the contrary, the Company shall have the right to terminate this Agreement at any time, effective upon written notice to the Executive, if the Company shall determine, in its reasonable discretion, that (a) after receiving a written notice from the Company notifying the Executive of the provision(s) of this Agreement of which he is in material breach and requesting that the Executive cease engaging in the acts or omissions that are causing such breach and providing the Executive with a reasonable opportunity to cure any such breach, the Executive continues to be in material breach of said provision(s), or (b) the Executive has engaged in unlawful acts amounting to a felony that are reasonably likely to materially and adversely affect the Company; provided, however, that the provisions of Article IV and V
                    --------  -------
shall survive any such termination. Upon terminating this Agreement for cause pursuant to this Section 7.1, the Company shall no longer be obligated to make any payments to, or provide any benefits for, the Executive and his dependents pursuant to this Agreement.

          7.2 Termination Other Than for Cause. The Company may not terminate
              --------------------------------
this Agreement for any reason, specifically including the death or disability of the Executive, except for cause pursuant to Section 7.1. In the event of the death of the Executive, the Company shall continue to make payments under
Section 2.2 to any beneficiary designated by the Executive or to the Executive's estate if the designated beneficiary does not survive the Executive, or if no such beneficiary is designated, but shall cease making payments under the other provisions of Article II, except to the extent of expenses or liabilities incurred prior to the death of the Executive (including for lease termination or severance pay to secretaries committed to prior to the death of the Executive but payable after the death of the Executive).

                                ARTICLE VIII

                                MISCELLANEOUS
                                -------------

          8.1 Binding Effect. The Executive's rights and benefits under this
              --------------
Agreement are personal to the Executive (but shall not be terminated due to the death or disability of the Executive), and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment, or transfer except as explicitly provided herein or in Exhibit A hereto or as explicitly provided under the terms of any benefit plan pursuant to which the Executive may receive benefits hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, beneficiaries, successors, and permitted transferees and assigns.

          8.2 Taxes. The Company may deduct from any amounts payable hereunder
              -----
all federal, state, local and other taxes that the Company reasonably determines to be required by law to be withheld with respect to payments and benefits provided hereunder. The Executive shall be liable for all taxes on the payments and benefits provided hereunder other than for any taxes withheld hereunder.

          8.3 Amendment; Assignment. This Agreement contains the entire
              ---------------------
agreement between the parties hereto with respect to the subject matter contained herein. No amendment, modification, variation, extension, supplementation, renewal, termination, or assignment and no future representation, promise, or agreement in connection with the subject matter of this Agreement shall be binding on the Executive or the Company unless made in writing and signed by the Executive and an authorized officer of the Company.

          8.4 Waiver. The failure of either party hereto to insist upon strict
              ------
compliance by the other party with any term, covenant, or condition hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver of or relinquishment of or failure to insist upon strict compliance with any right or power hereunder at any one time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

          8.5 Governing Law, Venue, Enforceability. This Agreement shall be
              ------------------------------------
construed and enforced according to the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws rules thereof. In the event that any provision of this Agreement shall be invalid or legally unenforceable, such provision shall not affect in any respect the validity or enforceability of the remainder of this Agreement. In the event that the provisions of any section of this Agreement shall be held to be invalid or unenforceable in any respect, such section shall nevertheless be construed and applied so as to be valid and enforceable to the maximum extent permitted by law or in equity.

          8.6 Injunctive Relief. The Executive acknowledges and agrees that a
              -----------------
breach of any of the covenants or agreements set forth in Article IV hereof would result in irreparable injury to the Company and its subsidiaries and that the Company would not have an adequate remedy at law for such breach, and therefore, the Executive agrees that the Company shall be entitled to enforce its rights by injunction proceedings restraining the Executive from such breaches or threatened breaches without bond. Neither the institution of an injunction proceeding nor the granting of any injunctive relief therein shall in any way limit the right of the Company to other relief available at law or in equity.

          8.7 Notices. All notices, requests, demands, and other
              -------
communications that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid and return receipt requested), sent by Federal Express or comparable overnight delivery service, or sent by facsimile transmission, as follows,

If to the Executive, to:      Philip E. Lippincott



If to the Company, to:        Scott Paper Company
                              Scott Plaza 1
                              Philadelphia, Pennsylvania  19113
                              Telephone:  (610) 522-5816
                              Fax:  (610) 522-6007

                              Attention:  Stephen D. Ford
                                          ---------------

                                          Corporate Secretary
                                          -------------------
or to such other address with respect to any of the foregoing parties as such party shall have designated by notice in writing to such other party in the manner specified herein. All notices given hereunder shall be effective upon receipt.

          8.8 Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, all of which together shall constitute one and the same instrument.

          8.9 Headings. The descriptive headings of the several Articles and
              --------
Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          8.10 Execution. By execution of this Agreement the Executive
               ---------
certifies that he has read and fully understands the meaning and intent of its terms and has had an opportunity to review it with counsel. The Executive agrees to be legally bound by this Agreement and certifies that he signs this Agreement voluntarily and knowingly, without coercion and with full knowledge of the nature and consequences of signing it.

          8.11 Further Assurances. Each of the parties agrees to perform any
               ------------------
and all further acts and to execute and deliver any and all further documents and instruments that may be necessary or desirable to carry out the provisions of this Agreement.

          8.12 Survival. All provisions that by their terms should survive
               --------
this Agreement shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                     SCOTT PAPER COMPANY


                                     By:  /s/ William A. Andres
                                          ------------------------
                                          Name:  William A. Andres


                                          /s/ Gary L. Roubos
                                          ------------------------
                                          Name:  Gary L. Roubos



                                          /s/ Philip E. Lippincott
                                     ------------------------------------
                                              PHILIP E. LIPPINCOTT

                                  EXHIBIT A

                       EMPLOYEE BENEFIT PLAN COVERAGE
                       ------------------------------

GROUP BENEFITS
- --------------

     The following is a summary of the current implications of the Executive's change in status effective April 1, 1994, on his group benefits coverages under SCOTTFlex:

     As of March 31, 1994, consistent with Company policy, the Executive's coverage under the Salary Continuation and Long-Term Disability programs will end. The other elections he made under the SCOTTFlex Program (medical, dental, employee life insurance, dependent life insurance, accidental death & dismemberment insurance and the reimbursement accounts) for the Plan year effective July 1, 1993, will continue until June 30, 1994. The Executive will have the opportunity to make elections under the following group benefits programs during the enrollment period for the SCOTTFlex Plan Years effective July 1, 1994, and July 1, 1995: medical, dental, employee life insurance, dependent life insurance, accidental death & dismemberment insurance, and the reimbursement accounts. The elections made at that time will remain effective as described below, and the deductions for coverages will continue from bi-weekly pay.

     Group benefits coverages during retirement will be subject to the terms and conditions of the law, contracts and Company policies in effect at that time as the same may be modified in the future. The retiree life, medical and dental programs described below reflect the programs in effect today.

MEDICAL INSURANCE AFTER RETIREMENT
- ----------------------------------

     When payment of the Executive's retirement allowance commences, he may elect group medical insurance coverage on the same basis as is then available to salaried employees at the Plaza for himself and his eligible dependent(s). The Executive's portion of the premiums for his medical coverage (currently 10% employee paid) will be deducted from his monthly retirement payment and may vary from year to year as the group rate changes. The Executive will have the opportunity to select medical coverage from the options available at that time. His group medical coverage will end when he reaches eligibility for Medicare (currently age 65).

     Under current regulations, part "A" of Medicare (hospital insurance) will be provided by the government at no cost to the

Executive. Part "B" (medical insurance) will require a monthly payment by the Executive which will be deducted from his monthly Social Security check. During the lifetime of the retiree, for the retiree as well as the eligible participating spouse, the Company currently reimburses on a quarterly basis up to a specific dollar amount for the "Part B" medical insurance available through the government. In order to be eligible for this benefit, the Executive must provide a copy of his (and his spouse's) Medicare card to the Company's Compensation and Benefits Department.

     While the Executive is living, dependent medical coverage will be continued until the end of his dependent's eligibility period. Should the Executive die during his dependent's eligibility period, medical coverage for his eligible dependent(s) will be continued at Company expense for one year after his death or until the end of the dependent's eligibility period, whichever is earlier. Eligible dependent(s) may have the ability to continue medical coverage beyond the end of their eligibility period under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). When his dependent's eligibility period ends, the Executive should request further information about dependent rights under COBRA. In the event of the Executive's death, information on COBRA will be provided by the Company, when appropriate.

MEDICAL SERVICES AFTER RETIREMENT
- ---------------------------------

     During the Executive's lifetime, the services of the Company's Plaza Medical Department (provided the Company is then maintaining such facility) will be available to him, primarily for annual physicals.

EXPRESS PHARMACY AFTER RETIREMENT
- ---------------------------------

     When the Executive's retirement allowance commences, if he elects coverage in one of the CMM plans or a PPO/PCN plan, he can continue to purchase prescription drugs through the Express Pharmacy mail-order drug program (or successor or similar program, if any). As with active employees, he will pay 10% of the cost of each prescription; the Company will pay the rest.

     Coverage eligibility for Express Pharmacy is the same as medical insurance. The Executive and his spouse, if they continue to be married, are covered until they each reach 65. Other dependents will be covered through the end of their eligibility period.

     In the event of the Executive's death, Express Pharmacy will be available for his dependent(s) for one year or until the end of their eligibility period, whichever comes first. Eligible dependents may continue to use Express Pharmacy beyond the end of their eligibility period if they elect to continue coverage under one of the eligible medical plans under COBRA. If COBRA coverage is arranged, any prescriptions ordered through Express Pharmacy would be paid entirely by the dependent(s) during the period of COBRA eligibility.

DENTAL INSURANCE AFTER RETIREMENT
- ---------------------------------

     When payment of the Executive's retirement allowance commences, he may elect dental coverage for himself and his eligible dependent(s) on the same basis as is then available to salaried employees at the Company's Headquarters site. The Executive's portion of the premium (currently 30% employee paid) for dental coverage will be deducted from his monthly retirement payment and may vary from year to year as the group rate changes. The Executive may change his dental plan option on the same basis as active employees (annually or during the plan year in the event of a qualifying change in status). The Executive's spouse may elect to continue dental coverage after his death.

RETIREMENT PLAN
- ---------------

     The Executive will continue to earn Credited Employment under the Scott Paper Company Retirement Plan for Salaried Employees through his Retirement Date. Calculation of the Executive's retirement allowance will reflect no actuarial reduction for commencement of his retirement allowance payments prior to age 62. The portion of the Executive's retirement allowance attributable to this enhancement will be paid by the Company from its non-qualified Plan for Individual Deferred Compensation Arrangements ("PIDCA") in the same form as his allowance from the Scott Retirement Trust ("Trust").

     The Executive also has an entitlement under the Company's non-qualified Supplemental Executive Retirement Plan ("SERP"). It will be paid by the Company in the same form as the Executive's Allowance from the Trust unless the Executive elects the optional single payment distribution. If elected, the single payment distribution will be paid in January of the year following the Retirement Date.

     The Executive's estimated retirement allowances under each of his payment options effective on either December 1, 1995, or April 1, 1996, are attached. The Executive's election of the form of payment must be made within the ninety-day (90) period immediately preceding his Retirement Date.

DISABILITY PRIOR TO RETIREMENT
- ------------------------------

     In view of the protection provided in Section 7.2 of this Agreement, the Executive waives his right to a disability retirement allowance as provided in
Section 5.3 of the Company's Retirement Plan for Salaried Employees in the event he becomes disabled between the Resignation Date and the Retirement Date.

STOCK OPTIONS
- -------------

     The Executive currently has outstanding stock options from grants made on the dates shown below. The Executive's right to exercise these options, to the extent to which they are exercisable when his active employment ceases, will be as follows: (1) if on November 30, 1995, will expire on November 29, 1998, or (2) if on March 31, 1996, will expire on March 30, 1999.

     The number of shares exercisable from each of the Executive's grants is shown in the right-hand column:

                                                             Exercisable
Grant      Options              Options           Options           As of
Date       Granted    Price     Exercised       Outstanding       11/30/95
- ----       -------    -----     ---------       -----------       --------
02/16/88   40,000     $35.1875  15,000            25,000          25,000
02/21/89   40,000     $39.6250       0            40,000          40,000
02/20/90   40,000     $43.5000       0            40,000          40,000
02/19/91   80,000     $45.9375       0            80,000          80,000
02/18/92   50,000     $43.5000       0            50,000          50,000
02/16/93   40,000     $38.5625       0            40,000          40,000
                                                                  ------
                                                  TOTAL          275,000

PERSONAL FINANCIAL PLANNING
- ---------------------------

    The financial counselling service which is currently being provided to the Executive at Company expense will be continued for his lifetime, including the additional period of time required to settle his estate.

LIFE INSURANCE AFTER RETIREMENT
- -------------------------------

     When payment of the Executive's retirement allowance commences, Basic life insurance in the amount of two times his annual base salary or the limits of the Company's Base Life Insurance Plan, whichever is less, as of his last SCOTTFlex enrollment will be provided for him at Company expense until age 65. On the Executive's 65th birthday, his Basic life insurance will be reduced by 25% and by an identical dollar amount on each subsequent birthday until a minimum of $6,000 is reached.

     If the Executive is participating in the Group Universal Life (GUL) Savings Fund immediately preceding the time his retirement allowance commences, he may elect to continue, at his own expense, active employee levels of additional insurance (1 to 5 times salary or the limits of the Company's Group Universal Life Insurance Plan, whichever is less) and Savings Fund contributions until age 65, at which time additional term insurance ceases and the Savings Fund may be either used to purchase Paid-Up (whole) life insurance or taken as cash. Continued premiums and Savings Fund contributions are billed directly by Prudential on a quarterly basis.

     If the Executive is not participating in the Group Universal Life (GUL) Savings Fund, he may elect to continue, at his own expense, one level of life insurance (until age 65) in addition to the two levels which are provided at Company expense. In order to be eligible for this additional coverage, he must have maintained at least three levels of Basic/GUL insurance immediately preceding his retirement. Premiums will be deducted monthly from his retirement check. This additional coverage will be cancelled on the Executive's 65th birthday unless he elects to cancel this coverage earlier.

     During the thirty-one day period following any reduction in the Executive's life insurance coverage for himself or his dependents, he may convert all or a portion of the cancelled amounts to private coverage. Conversion of group life insurance coverage will allow the Executive to purchase individual non-term life insurance coverage without being required to submit proof of good health. The cost of any converted insurance will be based upon standard premium rates for individual non-term insurance coverage at the applicable age. If such conversion is desired, the Executive should contact a local Prudential agent at his earliest convenience to discuss the necessary arrangements.

VACATION
- --------

     The Executive will be eligible for six weeks of paid vacation for the calendar year 1994. Pay will be delivered in lieu of any such vacation not taken prior to the Resignation Date.

AARP MEMBERSHIP
- ---------------

     When the Executive's retirement allowance commences, the Company will provide to him and his spouse a lifetime membership in the American Association of Retired Persons (AARP). (If the Executive has previously purchased an AARP membership, he should contact AARP to receive a refund of the membership fee which he paid.)

     The purpose of providing this membership is to give the Executive an opportunity to purchase private Medicare supplemental medical insurance through AARP and Prudential without pre-existing condition barriers. If interested in this coverage, the Executive should contact AARP about two months before his 65th birthday.

SALARIED INVESTMENT PLAN
- ------------------------

     As of the Resignation Date, it is agreed that the Executive will cease making contributions to his account in the Salaried Investment Plan, and that matching Company contributions will also cease. Between the Resignation Date and the Retirement Date, the Executive will be subject to all other Salaried Investment Plan policies and procedures applicable to regular employees.

     Any balance in the Executive's account at the Retirement Date will be distributed to him in accordance with the instructions he provides on his Final Distribution form. Distribution of the Executive's assets will be made within 30 days after the date his account is valued. The account will be valued as of the last day of the second month following the Retirement Date, unless the Executive elects to defer receipt of his distribution. The Executive may elect to defer receipt of his distribution by completing a Deferral Election Form, or he may elect to receive an immediate distribution by completing a Final Distribution Form. The appropriate forms must be returned to the Company's Compensation and Benefits Department no later than the end of the second month following the Retirement Date.

     According to the terms of the Plan, if the required Distribution election forms are not received by the end of the second month following the Retirement Date, payment of benefits will be deferred to the valuation date for the month in which the Executive attains age 65, and he will automatically receive a lump sum cash payment with Federal income tax withheld at the then required rate.

HEALTH CARE REIMBURSEMENT ACCOUNT
- ---------------------------------

     If the Executive is enrolled in the Health Care Reimbursement Account during the year in which he retires, his contributions will be discontinued with his final bi-weekly pay. If the Executive has requested reimbursement from this account before he has fully funded the reimbursed amount through payroll deductions, the amount owed will be deducted from his final bi-weekly pay on a before-tax basis. Under IRS regulations, if the Executive has funds remaining in the Health Care Reimbursement Account at the end of his active employment, he may request a reimbursement only for services he incurred prior to the end of the payroll period reflected in his last bi-weekly payment, unless he continues to submit after-tax contributions to this account. Arrangements can be made to have such contributions deposited in the Executive's account through the end of the SCOTTFlex Plan Year. The Executive will have until September 30 of the SCOTTFlex Plan Year to submit a request for eligible expenses incurred during the period of the Plan Year in which he made contributions.

             STATEMENT OF YOUR ESTIMATED RETIREMENT ALLOWANCES
              UNDER THE SCOTT PAPER COMPANY RETIREMENT PLAN(S)

HERE ARE YOUR ESTIMATED ALLOWANCES UNDER THE PAYMENT OPTIONS AVAILABLE TO YOU IF YOU ELECT TO COMMENCE PAYMENT OF YOUR RETIREMENT ALLOWANCE ON THE ANNUITY STARTING DATE SHOWN BELOW. THESE ESTIMATES REFLECT YOUR PERSONAL DATA AND THE APPLICABLE PLAN TEXT(S) AS DESCRIBED IN THE SUMMARY PLAN DESCRIPTION(S). THE AMOUNT OF YOUR ACTUAL ALLOWANCE WILL REFLECT THE TERMS AND CONDITIONS OF THE PLAN(S) IN EFFECT ON YOUR SEVERANCE FROM SERVICE DATE UNDER THE PLAN(S).

                                         ESTIMATED EARLY RETIREMENT ALLOWANCE(S) ($/MONTH)
                         END OF CREDITED EMPLOYMENT: 11/30/95  ANNUITY STARTING DATE: 12/01/95  AGE 60/00


                                                                       TO AGE 62 (11/30/97)
DATA AS OF: 12/02/93

NAME: PHILIP E. LIPPINCOTT
SOCIAL SECURITY NO.:
LOCATION: PHILADELPHIA              FORM OF PAYMENT              TRUST       SERP      PIDCA      TOTAL

BIRTH DATE: 11/28/35                SINGLE LIFE                 $5,690    $33,327     $4,336    $43,353
SURVIVOR'S BIRTH DATE: 04/29/38
  (DATE(S) SUBJECT TO VERIFICATION) 50% JOINT & SURVIVOR
                                              RETIREE           $5,690    $29,524     $3,913    $39,127
HIRE DATE: 08/03/59                           SURVIVOR          $2,845    $14,657     $1,945    $19,447

SCOTT RETIREMENT PLAN(S) HISTORY:   75% JOINT & SURVIVOR
  PLAN    CREDITED EMPLOYMENT                 RETIREE           $5,690    $27,894     $3,732    $37,316
  SALARY    36/04 (YRS/MOS)                   SURVIVOR          $4,267    $20,764     $2,782    $27,813

EST. AVERAGE FINAL COMPENSATION (AFC)   100% JOINT & SURVIVOR
UNDER PLANS EARNINGS-BASED FORMULA:           RETIREE           $5,690    $26,419     $3,568    $35,677
  TOTAL     $954,554.57                       SURVIVOR          $5,690    $26,210     $3,545    $35,445
  TRUST     $224,030.00

                                               SOCIAL SECURITY LEVEL BENEFIT OPTIONS

- --------------------------          SS LEVEL - SINGLE LIFE      $6,513    $33,327     $4,336    $44,176
COMMENT:
                                    SS LEVEL AND 50% J&S
  PIDCA REFLECTS:                             RETIREE           $6,513    $29,524     $3,913    $39,950
   - ACTUARIAL FORGIVENESS                    SURVIVOR          $2,845    $14,657     $1,945    $19,447
- ---------------------------
                                    SS LEVEL AND 75% J&S
                                              RETIREE           $6,513    $27,894     $3,732    $38,139
                                              SURVIVOR          $4,267    $20,764     $2,782    $27,813

                                    SS LEVEL AND 100% J&S
                                              RETIREE           $6,513    $26,419     $3,568    $36,500
                                              SURVIVOR          $5,690    $26,210     $3,545    $35,445


                                                                       AT AGE 62 (12/01/97)
DATA AS OF: 12/02/93

NAME: PHILIP E. LIPPINCOTT                                                                              BASED ON CURRENT LIMITS (93)
SOCIAL SECURITY NO.:                                                                                      & SERP INT. RATE OF 3.25%
LOCATION: PHILADELPHIA              FORM OF PAYMENT              TRUST       SERP      PIDCA      TOTAL     SERP SINGLE PAYMENT
                                                                                                        ============================
BIRTH DATE: 11/28/35                SINGLE LIFE                 $5,690    $33,118     $4,313    $43,121         $5,486,961
SURVIVOR'S BIRTH DATE: 04/29/38
  (DATE(S) SUBJECT TO VERIFICATION)   50% JOINT & SURVIVOR
                                              RETIREE           $5,690    $29,315     $3,890    $38,895         $5,383,904
HIRE DATE:  08/03/59                          SURVIVOR          $2,845    $14,657     $1,945    $19,447

SCOTT RETIREMENT PLAN(S) HISTORY:   75% JOINT & SURVIVOR
  PLAN    CREDITED EMPLOYMENT                 RETIREE           $5,690    $27,685     $3,709    $37,084         $5,333,431
  SALARY    36/04 (YRS/MOS)                   SURVIVOR          $4,267    $20,764     $2,782    $27,813

EST. AVERAGE FINAL COMPENSATION (AFC)   100% JOINT & SURVIVOR
UNDER PLANS EARNINGS-BASED FORMULA:           RETIREE           $5,690    $26,210     $3,545    $35,445         $5,284,958
  TOTAL     $954,554.57                       SURVIVOR          $5,690    $26,210     $3,545    $35,445
  TRUST     $224,030.00

                                               SOCIAL SECURITY LEVEL BENEFIT OPTIONS

- --------------------------          SS LEVEL - SINGLE LIFE      $5,599    $33,118     $4,313    $43,030         $5,486,961
COMMENT:
                                    SS LEVEL AND 50% J&S
  PIDCA REFLECTS:                             RETIREE           $5,599    $29,315     $3,890    $38,804         $5,383,904
   - ACTUARIAL FORGIVENESS                    SURVIVOR          $2,845    $14,657     $1,945    $19,447
- ---------------------------
                                    SS LEVEL AND 75% J&S
                                              RETIREE           $5,599    $27,685     $3,709    $36,993         $5,333,431
                                              SURVIVOR          $4,267    $20,764     $2,782    $27,813

                                    SS LEVEL AND 100% J&S
                                              RETIREE           $5,599    $26,210     $3,545    $35,354         $5,284,958
                                              SURVIVOR          $5,690    $26,210     $3,545    $35,445

             STATEMENT OF YOUR ESTIMATED RETIREMENT ALLOWANCES
              UNDER THE SCOTT PAPER COMPANY RETIREMENT PLAN(S)

HERE ARE YOUR ESTIMATED ALLOWANCES UNDER THE PAYMENT OPTIONS AVAILABLE TO YOU IF YOU ELECT TO COMMENCE PAYMENT OF YOUR RETIREMENT ALLOWANCE ON THE ANNUITY STARTING DATE SHOWN BELOW. THESE ESTIMATES REFLECT YOUR PERSONAL DATA AND THE APPLICABLE PLAN TEXT(S) AS DESCRIBED IN THE SUMMARY PLAN DESCRIPTION(S). THE AMOUNT OF YOUR ACTUAL ALLOWANCE WILL REFLECT THE TERMS AND CONDITIONS OF THE PLAN(S) IN EFFECT ON YOUR SEVERANCE FROM SERVICE DATE UNDER THE PLAN(S).

                                         ESTIMATED EARLY RETIREMENT ALLOWANCE(S) ($/MONTH)
                         END OF CREDITED EMPLOYMENT: 03/31/96  ANNUITY STARTING DATE: 04/01/96  AGE 60/04


                                                                       TO AGE 62 (11/30/97)
DATA AS OF: 11/23/93

NAME: PHILIP E. LIPPINCOTT
SOCIAL SECURITY NO.:
LOCATION: PHILADELPHIA              FORM OF PAYMENT              TRUST       SERP      PIDCA      TOTAL*

BIRTH DATE: 11/28/35                SINGLE LIFE                 $5,861    $34,244     $3,645    $43,750
SURVIVOR'S BIRTH DATE: 04/29/38
  (DATE(S) SUBJECT TO VERIFICATION)   50% JOINT & SURVIVOR
                                              RETIREE           $5,861    $30,335     $3,290    $39,486
HIRE DATE:  08/03/59                          SURVIVOR          $2,930    $15,058     $1,635    $19,623

SCOTT RETIREMENT PLAN(S) HISTORY:   75% JOINT & SURVIVOR
  PLAN    CREDITED EMPLOYMENT                 RETIREE           $5,861    $28,660     $3,138    $37,659
  SALARY    36/08 (YRS/MOS)                   SURVIVOR          $4,396    $21,330     $2,338    $28,064

AVERAGE FINAL COMPENSATION (AFC)   100% JOINT & SURVIVOR
UNDER PLANS EARNINGS-BASED FORMULA:           RETIREE           $5,861    $27,144     $3,000    $36,005
  TOTAL     $954,554.57 (ACTUAL)              SURVIVOR          $5,861    $26,925     $2,980    $35,766
  TRUST     $224,030.00 (ACTUAL)

                                               SOCIAL SECURITY LEVEL BENEFIT OPTIONS

- --------------------------          SS LEVEL - SINGLE LIFE      $6,709    $34,244     $3,645    $44,598
COMMENT:
                                    SS LEVEL AND 50% J&S
  PIDCA REFLECTS:                             RETIREE           $6,709    $30,335     $3,290    $40,334
   - ACTUARIAL FORGIVENESS                    SURVIVOR          $2,930    $15,058     $1,635    $19,623
- ---------------------------
                                    SS LEVEL AND 75% J&S
                                              RETIREE           $6,709    $28,660     $3,138    $38,507
                                              SURVIVOR          $4,396    $21,330     $2,338    $28,064

                                    SS LEVEL AND 100% J&S
                                              RETIREE           $6,709    $27,144     $3,000    $36,853
                                              SURVIVOR          $5,861    $26,925     $2,980    $35,766


                                                                       AT AGE 62 (12/01/97)
DATA AS OF:  11/23/93

NAME: PHILIP E. LIPPINCOTT                                                                                BASED ON CURRENT LIMITS
SOCIAL SECURITY NO.:                                                                                      & SERP INT. RATE OF 3.25%
LOCATION: PHILADELPHIA              FORM OF PAYMENT              TRUST       SERP      PIDCA      TOTAL*    SERP SINGLE PAYMENT
                                                                                                          =========================
BIRTH DATE: 11/28/35                SINGLE LIFE                 $5,861    $34,025     $3,625    $43,511         $5,581,644
SURVIVOR'S BIRTH DATE: 04/29/38
  (DATE(S) SUBJECT TO VERIFICATION)   50% JOINT & SURVIVOR
                                              RETIREE           $5,861    $30,116     $3,270    $39,247         $5,476,521
HIRE DATE:  08/03/59                          SURVIVOR          $2,930    $15,058     $1,635    $19,623

SCOTT RETIREMENT PLAN(S) HISTORY:   75% JOINT & SURVIVOR
  PLAN    CREDITED EMPLOYMENT                 RETIREE           $5,861    $28,441     $3,117    $37,419         $5,425,036
  SALARY    36/08 (YRS/MOS)                   SURVIVOR          $4,396    $21,330     $2,338    $28,064

AVERAGE FINAL COMPENSATION (AFC)   100% JOINT & SURVIVOR
UNDER PLANS EARNINGS-BASED FORMULA:           RETIREE           $5,861    $26,925     $2,980    $35,766         $5,375,584
  TOTAL     $954,554.57 (ACTUAL)              SURVIVOR          $5,861    $26,925     $2,980    $35,766
  TRUST     $224,030.00 (ACTUAL)

                                               SOCIAL SECURITY LEVEL BENEFIT OPTIONS

- --------------------------          SS LEVEL - SINGLE LIFE      $5,784    $34,025     $3,625    $43,434         $5,581,644
COMMENT:
                                    SS LEVEL AND 50% J&S
  PIDCA REFLECTS:                             RETIREE           $5,784    $30,116     $3,270    $39,170         $5,476,521
   - ACTUARIAL FORGIVENESS                    SURVIVOR          $2,930    $15,058     $1,635    $19,623
- ---------------------------
                                    SS LEVEL AND 75% J&S
                                              RETIREE           $5,784    $28,441     $3,117    $37,342         $5,425,036
                                              SURVIVOR          $4,396    $21,330     $2,338    $28,064

                                    SS LEVEL AND 100% J&S
                                              RETIREE           $5,784    $26,925     $2,980    $35,689         $5,375,584
                                              SURVIVOR          $5,861    $26,925     $2,980    $35,766

                                  EXHIBIT B

                         SCOTT EMPLOYEE'S AGREEMENT

I, ________________, am or am about to be employed by SCOTT
   (print name)
PAPER COMPANY, a Pennsylvania corporation, (which together with its subsidiaries, affiliates and related companies, is referred to as "the Company").

     In consideration of my employment by the Company, and the compensation and benefits incident thereto, or in the case of individuals previously employed by Scott, in consideration of my receipt of a promotion or nomination to certain incentive or variable compensation programs of the Company, as announced from time to time, and intending to be legally bound, I hereby agree as follows:

     1. Definitions:

     (a) The term "Confidential Information" includes all business information (whether or not in written form) which relates to the Company and which is not known to the public generally, including but not limited to technical notebooks and technical records; technical reports; patent applications; machine, equipment, process and product designs including any drawings and descriptions thereof; unwritten knowledge and "know-how"; formulae; operating instructions; training manuals; production and development processes; production schedules; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; territory listings; market surveys; marketing plans; profitability analyses; product cost; long-range plans; pricing, competitive strategies, new product development; information relating to any forms of compensation and other personnel-related information; contracts; supplier lists;

     (b) The term "Invention" includes any discovery, improvement, design or idea.

     2. I shall disclose promptly to the Company any Invention, patentable or otherwise, which during any period of such employment heretofore has been or may be hereafter conceived, developed or perfected by me, either alone or jointly with another or others, and either during or outside the hours of such employment, and which pertains to any activity, business, process, equipment, material or product in which the Company has any direct or indirect interest whatsoever.

     3. I hereby grant to the Company all my right, title and interest in and to any such invention, together with all U.S. and foreign Letters Patent that may at any time be granted therefore and all reissues, renewals and extensions of such Letters Patent, any and all of which (whether made, held or owned by me, directly or indirectly) shall be for the sole use and benefit of the Company, which shall be at all times entitled thereto. At the request and expense of the Company, I will perform any act, and prepare, execute and deliver any written instrument (including descriptions, sketches, drawings and other papers), and render all such other assistance as in the opinion of the Company may be necessary or desirable to (i) vest full right and title to each such Invention in the Company, (ii) enable it lawfully to obtain and maintain such full right and title in any country whatsoever, (iii) prosecute application for and secure patents (including the reissue, rene-wal and extension thereof), trademarks, copyrights and any other form of protection with regard to each such Invention, and (vi) prosecute or defend any interference or opposition which may be declared involving any such application or patent, and any litigation in which the Company may be involved with respect to any such Invention. The grant and the obligation set forth in this paragraph shall survive the termination of my employment, and shall be binding on my executors, administrators or assigns, unless waived in writing by the Company.

     4. I will not, directly or indirectly, during or at any time after the period of my employment by the Company, use for myself or others, or disclose to others, any Confidential information of the Company, whether or not conceived, developed or perfected by me and no matter how it became known to me, unless I first secure written consent of the Company to such disclosure or use, or until the same shall have lawfully become a matter of public knowledge.

     5. The Company recognizes that I may be bound, whether legally or ethically, not to disclose information belonging to a former employer. I understand that the Company specifically desires that I fulfill any such obligation, and that I refrain from giving to my fellow employees, and from using in the Company's business, any such information belonging to any of my former employers so long as it remains confidential.

     6. Upon leaving the employ of the Company, or at any other time upon request, I will promptly deliver to the Company all documents and records which are in my possession or under my control and which pertain to the Company, any of its activities or any of my activities in the course of my employment. Such documents and records include but are not limited to technical notebook records, technical reports, patent applications, drawings, specifications, reproductions, and process or design disclosure information, models, schedules, manuals, lists of customers and sales, sales records, sales requests, lists of suppliers, plans, correspondence and all copies thereof whether or not such information was authored by me. I will not retain or deliver to any third person copies of any such documents or records.

     7. During (i) my employment by the Company including any period of limited service immediately preceding termination of employment, and (ii) that period which immediately follows the termination of and is equal in duration to the period of such employment (but being in any event not less than 6 nor more than 24 months), I will not, without the written consent of the Company, either as principal, agent, consultant, employee, director, or otherwise, engage in any work or other activity (a) in or directly related to the subject matter in which I worked during my employment by the Company, or (b) involving or directly related to the Confidential Information of which I became aware or to which I had access during such employment. I hereby agree to consult with the Company when considering entering upon any activity which might violate this paragraph. For a period determined in accordance with this paragraph, I will not engage in work or other activity, as defined above within such geographic area as is necessary to protect the interests of the Company.

     In those situations in which my primary job assignment location during the six months prior to termination of employment is Scott corporate headquarters or the research facility, or the headquarters, manufacturing or research facility of any affiliate, subsidiary or business unit of Scott, or in any other instance in which the Company deems that the protection of the Company's interests or the Company's Confidential Information require it, I agree that I shall not engage in work or other activity as defined above for a competitor of the Company in any capacity.

     In those instances where I am employed by the Company in a sales capacity and engage to act as an employee, representative or consultant in a sales capacity for a competitor, this geographic restriction shall be an area extending for one hundred miles from the perimeter of the sales territory which was the location of my last job assignment for the Company.

     8. If because of restrictions imposed in or pursuant to Paragraph 7, I am unable to obtain employment consistent with my experience and employment qualifications, I understand that the Company will pay to me each month, so long as such restrictions remain in effect, a sum equal to the base compensation which I was receiving from the Company at the termination of my employment, less the sum of (i) any unemployment compensation, (ii) the total of any and all compensation paid or due to me from any other employment in which I engaged during such month (whether or not part- or full-time, temporary or permanent, of a consulting nature, or otherwise), and (iii) any retirement benefits I receive from Company retirement plans or severance pay during such month, such payment to be made only upon the receipt from me with respect to such month of a written statement setting forth (i) my certification as to the compensation paid or due to me for any other employment, (ii) my efforts to obtain employment consistent with my experience and employment qualifications, and (iii) my certification that, despite my conscientious efforts, I have been unable to obtain such employment because of such restrictions. I, further, understand that the obligation of the Company to make any such monthly payment shall cease upon my obtaining employment consistent with my experience and employment qualifications, upon the Company's waiving such restrictions, or upon the expiration of 24 months after the termination of my employment by the Company, which ever shall first occur.

     9. I acknowledge that my employment can be terminated, with or without cause, at any time, by either the Company or myself. I understand that no manager or representative of Scott Paper Company, other than a corporate vice president of the Company, has any authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing, and that any such agreement be in writing. This Agreement does not constitute a waiver by any employee of any rights he or she may have under federal or state statutes concerning termination of employment.

     10. I hereby acknowledge that I have had the opportunity to discuss with a responsible representative of the Company any questions I may have regarding this Agreement, that I fully understand its provisions, and that I have signed it of my own free will.

     11. I agree that each paragraph of this Agreement shall be separately enforceable and that the invalidity of one paragraph shall not constitute a basis for declaring the other paragraphs unenforceable.

     12. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania. This Agreement supersedes all prior Agreements whether written or oral.

     DO NOT SIGN IF YOU DO NOT UNDERSTAND ANYTHING IN THIS AGREEMENT. YOUR SIGNATURE BELOW INDICATES YOU UNDERSTAND AND ACCEPT THIS AGREEMENT.

Signed at                             on                            , 19   .
         ----------------------------   ---------------------------     ---

                                                                      (SEAL)
- ---------------------------------------------------------------------
Employee's Signature

- -----------------------------------------------------------------------------
Witness

                                  EXHIBIT C

Determination of the Net Present Value of the difference in cost to the Company considers both the timing and amounts of payments, and actuarially based assumptions about the expected lifetime of the Executive. These assumptions determine the expected time over which the cost differences will extend. Once this is established, then, using the Company's current procedure to determine interest rates, (See Note 1) a net present value of the cost difference is established. This value represents an amount that, if invested at the interest rate, would produce a cash flow produced by both earning interest and drawing down the principal, that would exactly cover the cost for the Executive's expected lifetime.

Following are the present values of the cost differences determined using the Company's December, 1993 interest rate of 3.25%. (Variations in the interest rate will cause variations in the net present values. If interest rates are higher, the values will be lower, and vice versa.)

1. Because the Retirement Date is earlier, the annual pension payable from the Trust is lower ($68,280 starting 12/95 vs. $70,332 starting 4/96). The present value of this cost advantage to the Company is largely offset by beginning the payments sooner. To neutralize the residual cost advantage to the Company, a net present value of $5,330 should be added to the Final Payment.

2. Because the Retirement Date is earlier, the annual pension payable from the SERP is lower ($399,924 starting 12/95 vs. $410,928 starting 4/96. If a single payment distribution is elected, the calculation of the amount will also reflect this difference.) The net present value of this cost advantage to the Company is largely offset by beginning the payments sooner. To neutralize the residual cost advantage to the Company, a net present value of $16,129 should be added to the Final Payment.

3. Because the Retirement Date is earlier, the annual cost to the Company of forgiving the actuarial penalty for retiring prior to age 62 is higher, ($52,032 starting 12/95 vs. $43,740 starting 4/96). Because this produces a higher cost which also begins sooner, the net present value is proportionately much larger than in Items 1 and 2 above. To neutralize this cost disadvantage to the Company, a net present value of $128,670 should be deducted from the Final Payment.

4. Because the final four months' pay will be paid earlier than if the Retirement Date had been March 31, 1996, there is a time value of money cost to the Company. To neutralize this cost, $4,232 should be deducted from the Final Payment.

SUMMARY:
- -------

Four Months' Final Pay                                $ 211,667
                                                      +   5,330
                                                      +  16,129
                                                      - 128,670
                                                      -   4,232
                                                      ---------
              Net Final Pay                           $ 100,224


Note 1. December 1993 Interest Calculation Procedure:
(Pension Benefit Guaranty Corporation Rate plus 1) multiplied by (1 minus Company marginal Tax Rate)
(4.25+1)*(1-0.38)=3.25